As filed with the Securities and Exchange Commission on March 10, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not applicable
(Address of Principal Executive Offices)	(Zip Code)

Bicycle Therapeutics plc 2019 Share Option Plan, as amended

(Full title of the plan)

Lee Kalowski

Chief Financial Officer

Bicycle Therapeutics Inc.

4 Hartwell Place

Lexington, Massachusetts 02421

(Name and address of agent for service)

(617)945-8155

(Telephone number, including area code, of agent for service)

Copy to:

Laura Berezin

Ryan Sansom

Jaime Chase
Cooley LLP
3175 Hanover Street

Palo Alto, California 94304-1130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary shares, nominal value £0.01 per share	719,748 shares	$14.66	$10,551,505.68	$1,369.59

(1)	These shares may be represented by the American Depositary Shares (“ADSs”) of Bicycle Therapeutics plc (the “Registrant”). Each ADS represents one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-231422).

(2)	The Registrant is filing this Registration Statement to register 719,748 ordinary shares, nominal value £0.01 per share (the “Ordinary Shares”), of the Registrant that became available for issuance under the Bicycle Therapeutics plc 2019 Share Option Plan, as amended (the “Plan”), effective as of January 1, 2020, pursuant to the evergreen increase provision of the Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(3)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s ADSs as reported on The Nasdaq Global Select Market on March 6, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 719,748 Ordinary Shares under the Plan, pursuant to the provisions of the Plan providing for an automatic increase in the number of shares reserved and available for issuance under the Plan on January 1, 2020. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 23, 2019 (File No. 333-231718);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-38916) for the fiscal year ended December 31, 2019, filed with the Commission on March 10, 2020 ;

(c)	all other reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2019; and

(d)	The description of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38916), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on May 20, 2019, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for documents or information deemed furnished and not filed in accordance with the rules of the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description
3.1	Articles of Association (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Securities and Exchange Commission on May 13, 2019).
4.1	Form of Deposit Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Securities and Exchange Commission on May 13, 2019).
4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231076), filed with the Securities and Exchange Commission on May 13, 2019).
4.3	Rules of the Bicycle Therapeutics Share Option Plan, as amended on September 12, 2019 (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q (File No. 001-38916) filed with the Securities and Exchange Commission on November 7, 2019).
4.4	Forms of award agreements under the Bicycle Therapeutics Share Option Plan, as amended (incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K (File No. 001-38916) filed with the Securities and Exchange Commission on March 10, 2020).
5.1	Opinion of Cooley LLP.
23.1	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, United Kingdom, on March 10, 2020.

BICYCLE THERAPEUTICS PLC

By:	/s/Kevin Lee
Kevin Lee, Ph.D., MBA
Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Bicycle Therapeutics plc, hereby severally constitute and appoint Kevin Lee and Lee Kalowski, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Bicycle Therapeutics plc and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on March 10, 2020.

Name	Title
/s/ Kevin Lee	Chief Executive Officer and Director
Kevin Lee, Ph.D., MBA	(Principal Executive Officer)

/s/ Lee Kalowski	Chief Financial Officer and President
Lee Kalowski, MBA	(Principal Financial and Accounting Officer)

/s/ Pierre Legault	Chairman of the Board and Director
Pierre Legault, MBA, CPA

/s/ Michael Anstey	Director
Michael Anstey, DPhil

/s/ Catherine Bingham	Director
Catherine Bingham, MBA

/s/ Janice Bourque	Director
Janice Bourque, MBA

/s/ Bosun Hau	Director
Bosun Hau

/s/ Veronica Jordan	Director
Veronica Jordan, Ph.D.

/s/ Richard Kender	Director
Richard Kender

/s/ Carolyn Ng	Director
Carolyn Ng, Ph.D.

/s/ Gregory Winter	Director
Sir Gregory Winter, FRS

/s/ Lee Kalowski	Authorized Representative in the United States
Lee Kalowski, MBA